As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Processa Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7380 Coca Cola Drive, Suite 106	45-1539785
(State or other jurisdiction of	Hanover, MD 21076	(I.R.S. Employer
incorporation or organization)	(Address of Principal Executive Offices)	Identification No.)

Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan

(Full title of the plan)

David Young, Pharm.D., Ph.D.

Chief Executive Officer

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

443-776-3133

(Name, address and telephone number of agent for service)

Copy to:

Michael B. Kirwan

John J. Wolfel, Jr.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer[ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	2,500,000	$8.74	$21,850,000	$2,383.84

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of Common Stock that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)	Determined on the basis of the average of the high and low sale price of Common Stock as reported on the Nasdaq Stock Market on June 24, 2021 of $8.74, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 2,500,000 additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Processa Pharmaceuticals, Inc. (the “Company”) in connection with the Company’s 2019 Omnibus Incentive Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-233264), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021 and amended on April 7, 2021;

●	Our Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 22, 2021;

●	Our Quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on February 18, 2021 (excluding Item 7.01 and the exhibit related thereto), May 26, 2021, June 10, 2021 and June 17, 2021; and

●	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed September 17, 2020, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed on April 22, 2021)

4.2	Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated herein by reference to Exhibit 3.11 to the Form S-1/A filed with the SEC on September 16, 2020)

4.3	Amendment to Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated herein by reference to Exhibit 3.1 to the Form S-1/A filed with the SEC on September 16, 2020)

4.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated August 8, 2019 (incorporated herein by reference to Exhibit 3 to Form 10-Q filed on August 14, 2019)

4.5	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated December 23, 2019 (incorporated herein by reference to Exhibit 3.1.3 to the Form S-1/A filed with the SEC on September 16, 2020)

4.6	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. dated June 25, 2020 (incorporated herein by reference to Exhibit 3.1.4 to the Form S-1/A filed with the SEC on September 16, 2020)

4.7	Amended and Restated Bylaws of Heatwurx, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 27, 2014)

5.1	Legal Opinion of Foley & Lardner LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm, BD & Co. Inc. (filed herewith)

23.2	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on this 30th day of June 2021.

PROCESSA PHARMACEUTICALS, INC.

By:	/s/ David Young, Pharm. D, Ph.D.
David Young, Pharm. D, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 30, 2021 in the capacities indicated.

Signature	Title

/s/ David Young	Chief Executive Officer and Chairman of the Board of Directors
David Young, Pharm. D, Ph.D.	(Principal Executive Officer)

/s/ James Stanker	Chief Financial Officer
James Stanker	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Khalid Islam	Director
Dr. Khalid Islam

/s/ Geraldine Pannu	Director
Geraldine Pannu

/s/ Virgil Thompson	Director
Virgil Thompson

/s/ Justin Yorke	Director
Justin Yorke

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